Exhibit 10.21

ASSET PURCHASE AGREEMENT

THIS AGREEMENT is made as of this 31st day of December, 2012 (the “Effective Date”), by and between VERIFYME, INC., a Texas corporation (“SELLER”), and LASERLOCK TECHNOLOGIES, INC., a Nevada corporation (“PURCHASER”) (collectively the “Parties”).

W I T N E S S E T H:

WHEREAS, SELLER is in the business of developing and selling local, mobile and cloud-based biometric security systems and methods of providing same and currently owns certain intellectual property assets including software, trademarks and goodwill associated therewith and domain names relating thereto and identified more fully in the attached Schedule A (collectively, the “Assets”);

WHEREAS, PURCHASER desires to purchase from SELLER, and SELLER wishes to sell to PURCHASER, the Assets; and

WHEREAS, SELLER and PURCHASER have agreed to enter into a Patent and Technology License Agreement in the form set forth as Schedule B to this Agreement (the “Patent and Technology License Agreement”) pursuant to which SELLER will license to PURCHASER certain technology and U.S. patents relating to local, mobile and cloud-based biometric security systems and methods of providing same.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

1.           PURCHASE OF THE ASSETS
A.  Upon the terms and subject to the conditions of this Agreement, at Closing (as defined herein), SELLER shall sell, transfer and assign to PURCHASER, and PURCHASER shall purchase and acquire from SELLER, all right, title and interest owned by SELLER, throughout the world in and to all of the Assets.  The Assets comprise the following properties:

1.  The Trademark Rights identified more fully in the attached Schedule A.

2.  The Software identified more fully in the attached Schedule A.

3.  The Domain Name identified more fully in the attached Schedule A.

2.  TERM
A.  This Agreement shall be effective as of the Effective Date and shall extend until Closing and transfer of the Assets to PURCHASER (the “Term”).  For the avoidance of doubt, the sale, transfer and assignment of the Assets from SELLER to PURCHSASER is permanent.

3. PURCHASE PRICE AND CLOSING
A.  Purchase Price.  Subject to the other provisions of this Agreement, at the Closing, PURCHASER shall pay to SELLER, for the transfer of the Assets, One Hundred Thousand Dollars ($100,000) (the “Purchase Price”), to be paid by issuing (i) a number of shares of Common Stock, par value $.001 per shares (“Shares”), of LaserLock Technologies, Inc., equal to (x) $100,000 divided by (y) $0.045 and (ii) cashless exercise warrants to purchase an equal number of Shares exercisable at a price of Ten Cents ($0.10) per Share with a term of five (5) years.

B.  Time and Place of the Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at such location as the Parties may designate in writing.

C.  Deliveries by SELLER at the Closing.  At the Closing, SELLER shall deliver to PURCHASER the following:

1.  The Patent and Technology License Agreement, duly executed by SELLER.

2.  Assignment of the Trademark Rights, substantially in the form attached as Schedule C, in recordable form and duly executed by SELLER;

3.  Assignment of the Software, substantially in the form attached as Schedule D and duly executed by SELLER;

4.  Assignment of the Domain Name, substantially in the form attached as Schedule E and duly executed by SELLER;

5.  Such other documents and instruments as PURCHASER may reasonably request and SELLER can reasonably and lawfully provide as shall be necessary in connection with transactions contemplated hereby.

D.  Deliveries by PURCHASER at the Closing.  At the Closing, PURCHASER shall deliver to SELLER the following:

1.  The Purchase Price.

2.  The Patent and Technology License Agreement, duly executed by PURCHASER.

3.  Such other documents and instruments as SELLER may reasonably request and PURCHASER can reasonably and lawfully provide as shall be necessary in connection with transactions contemplated hereby.

4. REPRESENTATIONS AND WARRANTIES
A.  SELLER represents and warrants that, to the best of its knowledge and belief, it is the owner of the entire right, title, and interest in and to the Assets; that it has the right and power to sell, transfer and assign the Assets to PURCHASER; and that there are no other agreements with any other party in conflict with such sale, transfer and assignment of the Assets to PURCHASER.

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B.  PURCHASER acknowledges and agrees that the Assets are sold “AS IS”.

C.  SELLER EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE ASSETS, INCLUDING THE SOFTWARE AND DOCUMENTATION, INCLUDING ANY WARRANTIES OF MERCHANTABILITY AND/OR FITNESS FOR ANY PARTICULAR PURPOSE, AND WARRANTIES OF PERFORMANCE, AND ANY WARRANTY THAT MIGHT OTHERWISE ARISE FROM COURSE OF DEALING OR USAGE OF TRADE. NO WARRANTY IS EITHER EXPRESS OR IMPLIED WITH RESPECT TO THE USE OF THE ASSETS, INCLUDING THE SOFTWARE AND DOCUMENTATION. Under no circumstances shall SELLER be liable for incidental, special, indirect, direct or consequential damages or loss of profits, interruption of business, or related expenses which may arise from use of Assets, including the Software or documentation, including but not limited to those resulting from defects in software and/or documentation, or loss or inaccuracy of data of any kind.

D.  PURCHASER ACKNOWLEDGES AND AGREES THAT THE CONSIDERATION WHICH SELLER IS CHARGING HEREUNDER DOES NOT INCLUDE ANY CONSIDERATION FOR ASSUMPTION BY SELLER OF THE RISK OF PURCHASER’S CONSEQUENTIAL OR INCIDENTAL DAMAGES WHICH MAY ARISE IN CONNECTION WITH PURCHASER’S USE OF THE ASSETS, INCLUDING THE SOFTWARE, DERIVATIVE PRODUCTS AND DOCUMENTATION. ACCORDINGLY, PURCHASER AGREES THAT SELLER SHALL NOT BE RESPONSIBLE TO PURCHASER FOR ANY LOSS-OF-PROFIT, INDIRECT, INCIDENTAL, SPECIAL, OR CONSE-QUENTIAL DAMAGES ARISING OUT OF THE SALE, LICENSING OR USE OF THE ASSETS, INCLUDING THE SOFTWARE, DERIVATIVE PRODUCTS OR DOCUMENTATION. Any provision herein to the contrary notwithstanding, the maximum liability of SELLER to any person, firm or corporation whatsoever arising out of or in the connection with any sale, license, use or other employment of any Assets, including Software delivered to PURCHASER hereunder, whether such liability arises from any claim based on breach or repudiation of contract, warranty, tort or otherwise, shall in no case exceed the lesser of the Purchase Price or the actual price paid to SELLER by PURCHASER for the Assets, including the Software, whose license, use, or other employment gives rise to the liability. The essential purpose of this provision is to limit the potential liability of SELLER arising out of this Agreement. The parties acknowledge that the limitations set forth in this Section are integral to the amount of consideration levied in connection with the sale of the Assets, including the Software and any services rendered hereunder and that, were SELLER to assume any further liability other than as set forth herein, such consideration would of necessity be set substantially higher.

5.  TERMINATION
A.  Termination.  Either party may terminate this Agreement prior to Closing upon written notice to the other party.

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B.  Effect of Termination.  In the event of termination of this Agreement pursuant to Section 5.A., all obligations under this Agreement (other than those provisions set forth in Section 6) shall terminate and shall be of no further force or effect.

6.  CONFIDENTIALITY
A.  “Confidential Information” shall mean any confidential technical data, trade secret, know-how or other confidential information disclosed by any party hereunder in writing, orally, or by drawing or other form and which shall be marked by the disclosing party as “Confidential” or “Proprietary.” If such information is disclosed orally, or through demonstration, in order to be deemed Confidential Information, it must be specifically designated as being of a confidential nature at the time of disclosure and reduced in writing and delivered to the receiving party within thirty (30) days of such disclosure.

B.  Notwithstanding the foregoing, Confidential Information shall not include information which: (i) is known to the receiving party at the time of disclosure or becomes known to the receiving party without breach of this Agreement; (ii) is or becomes publicly known through no wrongful act of the receiving party or any subsidiary of the receiving party; (iii) is rightfully received from a third party without restriction on disclosure; (iv) is independently developed by the receiving party or any of its subsidiary; (v) is furnished to any third party by the disclosing party without restriction on its disclosure; (vi) is approved for release upon a prior written consent of the disclosing party; (vii) is disclosed pursuant to judicial order, requirement of a governmental agency or by operation of law.

C.  The receiving party agrees that it will not disclose any Confidential Information to any third party and will not use Confidential Information of the disclosing party for any purpose other than for the performance of the rights and obligations hereunder during the term of this Agreement and for a period of five (5) years thereafter, without the prior written consent of the disclosing party. The receiving party further agrees that Confidential Information shall remain the sole property of the disclosing party and that it will take all reasonable precautions to prevent any unauthorized disclosure of Confidential Information by its employees. No license shall be granted by the disclosing party to the receiving party with respect to Confidential Information disclosed hereunder unless otherwise expressly provided herein.

D.  Upon the request of the disclosing party, the receiving party will promptly return all Confidential Information furnished hereunder and all copies thereof.

E.  The Parties agree that all publicity and public announcements concerning the formation and existence of this Agreement shall be jointly planned and coordinated by and among the Parties. Neither party shall disclose any of the specific terms of this Agreement to any third party without the prior written consent of the other party, which consent shall not be withheld unreasonably. Notwithstanding the foregoing, any party may disclose information concerning this Agreement as required by the rules, orders, regulations, subpoenas or directives of a court, government or governmental agency, after giving prior notice to the other party.

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F.  If a party breaches any of its obligations with respect to confidentiality and unauthorized use of Confidential Information hereunder, the non-breaching party shall be entitled to equitable relief to protect its interest therein, including but not limited to injunctive relief, as well as money damages notwithstanding anything to the contrary contained herein.

G.  Except as otherwise set forth in this Agreement, neither party will make any public statement, press release or other announcement relating to the terms of or existence of this Agreement without the prior written approval of the other.

7.  INDEMNITY
A.  PURCHASER agrees to defend, indemnify and hold SELLER and its officers, directors, agents, and employees, harmless against all costs, expenses, and losses (including reasonable attorney fees and costs) incurred through claims of third parties against SELLER based on the manufacture, sale, use or license by PURCHASER of products and services embodying the Assets, including the Software, including, but not limited to, actions founded on product liability.

B.  SELLER agrees to defend, indemnify and hold PURCHASER and its officers, directors, agents, sublicensees, employees, and customers, harmless against all costs, expenses, and losses (including reasonable attorney fees and costs) incurred through claims of third parties against PURCHASER based on a breach by SELLER of any representation and warranty made in this Agreement, including but not limited to claims by a third party of infringement based on the manufacture, use, or sale of products and services embodying or employing the Assets, including the Software, or actions founded on product liability based on the sale of products and services embodying the Assets, including the Software, provided, however, any provision herein to the contrary notwithstanding, the maximum liability of SELLER to any person, firm or corporation whatsoever arising out of or in the connection with any sale, license, use or other employment of any Assets, including Software delivered to PURCHASER hereunder, whether such liability arises from any claim based on breach or repudiation of contract, warranty, tort or otherwise, shall in no case exceed the actual price paid to SELLER by PURCHASER for the Assets, including the Software, whose sale, license, use, or other employment gives rise to the liability. The essential purpose of this provision is to limit the potential liability of SELLER arising out of this Agreement. The parties acknowledge that the limitations set forth in this Section are integral to the amount of consideration levied in connection with the sale of the Assets, including the Software and any services rendered hereunder and that, were SELLER to assume any further liability other than as set forth herein, such consideration would of necessity be set substantially higher.
8.  NOTICE AND PAYMENT
A.  Any notice required to be given under this Agreement shall be in writing and delivered personally to the other designated party at the above-stated address or mailed by certified, registered or Express mail, return receipt requested or by Federal Express.

B. Either party may change the address to which notice or payment is to be sent by written notice to the other under any provision of this paragraph.

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9.  JURISDICTION/DISPUTES
This Agreement shall be governed in accordance with the laws of the State of Texas.  All disputes under this Agreement shall be resolved by litigation in the courts  in Morris County in the State of Texas including the federal courts therein and the Parties all consent to the jurisdiction of such courts, agree to accept service of process by mail, and hereby waive any jurisdictional or venue defenses otherwise available to it.  With respect to litigation in the federal courts where multiple districts within the State of Texas have jurisdiction, the Parties agree to jurisdiction in the Eastern District of Texas.

10.  AGREEMENT BINDING ON SUCCESSORS
The provisions of the Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, their heirs, administrators, successors and assigns.

11.  ASSIGNABILITY
Neither party may assign this Agreement or the rights and obligations thereunder to any third party without the prior express written approval of the other party which shall not be unreasonably withheld.

12.  WAIVER
No waiver by either party of any default shall be deemed as a waiver of prior or subsequent default of the same or other provisions of this Agreement.

13.  SEVERABILITY
If any term, clause or provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other term, clause or provision and such invalid term, clause or provision shall be deemed to be severed from the Agreement.

14.  INTEGRATION
This Agreement constitutes the entire understanding of the Parties, and revokes and supersedes all prior agreements between the Parties and is intended as a final expression of their Agreement.  It shall not be modified or amended except in writing signed by the Parties hereto and specifically referring to this Agreement.  This Agreement shall take precedence over any other documents which may conflict with this Agreement.

15.  COUNTERPARTS AND FACSIMILE SIGNATURES
This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. Facsimile execution and delivery of this Agreement by any of the Parties shall be legal, valid and binding execution and delivery of such document for all purposes.

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IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have each caused to be affixed hereto its or his/her hand and seal the day indicated.

VERIFYME, INC.		LASERLOCK TECHNOLOGIES, INC.

By:	/s/ Claudio Ballard	By:	/s/ Norman A. Gardner
Title:	President	Title:	Chief Executive Officer
Date:	December 31, 2012	Date:	December 31, 2012

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